Exhibit 99.1

Driven Deliveries Announces Participation in LD 500 Virtual Investor Conference on September 1, 2020

LOS ANGELES, CA / ACCESSWIRE / August 25, 2020 / Driven Deliveries Inc. (the “Company” or “Driven”) (OTCQB:DRVD), one of California’s fastest-growing online cannabis retailers and direct-to-consumer logistics companies, today announced Christian Schenk, Chief Executive Officer, is presenting virtually at the LD 500 Conference on September 1, 2020.

Date: Tuesday, September 1, 2020
Time: 1:20pm ET / Track 2
Register: https://www.webcaster4.com/Webcast/Page/2019/36115

During the presentation, Mr. Schenk will discuss some of the Company’s recent and previously announced corporate milestones accomplished in 2020 as well as the Company’s ongoing progress executing against its strategic expansion plan, including:

●	Record-breaking sales growth, driving revenue of $5.7 million in the second quarter 2020, a 158% sequential increase over revenue of $2.2 million during the first quarter of 2020, as consumers turned to online cannabis providers following the COVID-19 pandemic

●	The recent launch of its BrandBudee ‘brand-to-consumer’ e-commerce widget, and subsequent success onboarding industry-leading California cannabis brands to the platform

Christian Schenk, CEO of Driven, commented, “Driven’s growth is accelerating, with a record 31,259 orders completed in July. We are making progress executing against our expansion strategy, which is centered around growing customer numbers while maintaining our strong customer retention rates and reducing Cost of Customer Acquisition. I look forward to sharing some of the reasons behind this success, as well as more details on some of our recent accomplishments, at the LD 500 conference.”

The live virtual event taking place from September 1-4, 2020 will feature prominent public companies, alongside interviews and keynotes with some of the most successful and influential business leaders in the small-cap world.

To be added to the distribution list, email IR@DRVD.com with “DRVD” in the subject line.

About Driven:

Driven Deliveries, Inc., is among the first publicly traded cannabis delivery service companies operating within the United States. Founded by experienced technology and cannabis executives, the company provides e-commerce solutions, online sales, and on-demand cannabis delivery, in select cities where allowed by law. Driven offers legal cannabis consumers the ability to purchase and receive their marijuana in a fast and convenient manner. By 2020, legitimate cannabis revenue in the U.S. market is projected to hit $23 billion. By leveraging consumer trends, and offering a proprietary, turnkey delivery system to its customers, management believes it is uniquely positioned to best serve the needs of the emerging cannabis industry and capture notable market share within the sector. For more information, please visit www.DRVD.com and review Driven’s filings with the U.S. Securities and Exchange Commission.

About LD Micro

Back in 2006, LD Micro began with the sole purpose of being an independent resource to the microcap world.

What started as a newsletter highlighting unique companies, has transformed into the pre-eminent event platform in the space. The upcoming “500” in September is the Company’s most ambitious project yet, and the first event that is accessible to everyone. For those interested in attending, please contact David Scher at david@ldmicro.com or visit www.ldmicro.com for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that we will achieve these plans, objectives, expectations or intentions. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

KCSA Strategic Communications
Valter Pinto or Elizabeth Barker
+1 212-896-1254 or +1 212-896-1203
IR@DRVD.com

SOURCE: Driven Deliveries Inc. via LD Micro